UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2015, Willdan Group, Inc. (the “Company”) announced that Michael A. Bieber had joined the Company as Senior Vice President, Corporate Development.

Mr. Bieber, 46, joined the Company on December 31, 2014 as Senior Vice President, Corporate Development. Prior to joining the Company, Mr. Bieber was a Senior Vice President at Tetra Tech, where he served in a number of leadership roles for over 18 years. From March 2007 to December 2014, Mr. Bieber managed Tetra Tech’s mergers and acquisitions and investor relations functions, overseeing over fifty acquisitions. From 2005 to 2007, Mr. Bieber managed Tetra Tech’s corporate business development group, where he was responsible for overseeing internal business development, marketing and communications.  From January 2000 to December 2014, Mr. Bieber also worked in Tetra Tech’s investor relations group. From 1996 to 2000, he was a proposal manager in Tetra Tech’s corporate marketing group. From 1994 to 1996, he served at CRC, Inc., and its successor, as a strategic business development consultant to large defense, infrastructure, and environmental firms. Prior to 1994, Mr. Bieber worked for IT Corporation (now CB&I) where he served as project manager and engineer on government nuclear and commercial environmental projects.

Mr. Bieber holds a B.S. degree in Civil Engineering from the Tennessee Technological University.

In conjunction with Mr. Bieber joining the Company, on December 31, 2014, the Company and Mr. Bieber entered into an employment agreement pursuant to which Mr. Bieber will receive an annual salary of $270,000, an option to purchase 100,000 shares of common stock of the Company (such option vesting in substantially equal annual installments over a three-year period and subject to certain limitations) and certain customary benefits. Mr. Bieber’s employment is at will. The description of Mr. Bieber’s employment agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the employment agreement filed herewith as Exhibit 10.1 and such employment agreement is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. Bieber as our Senior Vice President, Corporate Development is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

10.1        Employment Agreement, by and between Willdan Group, Inc. and Mike Bieber, dated as of December 17, 2014

99.1                        Press Release issued by Willdan Group, Inc. on January 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: January 7, 2015	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Employment Agreement, by and between Willdan Group, Inc. and Mike Bieber, dated as of December 17, 2014.

99.1	Press Release issued by Willdan Group, Inc. on January 7, 2015